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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-105783 of Tesoro Petroleum Corporation on Form S-4 of our report dated February 14, 2003, appearing in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Antonio, Texas
June 19, 2003